Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 1, 2013 relating to the balance sheet of ONE Gas, Inc, and the financial statements of ONE Gas Predecessor, which appear in ONE Gas, Inc’s Registration Statement on Form 10.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

January 31, 2014